FORM 8-K


                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                          CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


        Date of Report:  March 9, 2001 (February 13, 2001)
                (Date of earliest event reported)


                     PAUL HARRIS STORES, INC.
      (Exact name of registrant as specified in its charter)


            Indiana                 0-7264         35-0907402
         (State or other         Commission       (IRS Employer
         jurisdiction of        File Number)    Identification No.)
        incorporation)


          6003 Guion Road, Indianapolis, Indiana  46254
             (Address of principal executive offices)


Registrant's telephone number, including area code:  317/293-3900


Former name or former address, if changed since last report:  N/A

Item 5.  Other Events

As previously reported, on October 16, 2000 Paul Harris Stores, Inc. (the "Company") filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of Indiana (Case No. 00-12467). Certain of the Company's subsidiaries also filed petitions which have been administratively consolidated with the Company's petition. The Company remains as debtor in possession of the assets of the Company and its subsidiaries, subject to supervision of the Bankruptcy Court.

On February 13, 2001 the Company filed a plan of reorganization with the Bankruptcy Court which contemplated down-sizing the Company from 266 to 166 stores. A press release disclosing the filing of the plan of reorganization was issued on February 13, 2001, a copy of which is filed as an exhibit to this report. The press release explained that the Company was continuing discussions with banks, suppliers and lenders to meet the Company's liquidity needs.

On March 5, 2001 the Company issued a press release, a copy of which is filed as an exhibit to this report, in which it announced that it had been unable to obtain the financing to implement the February plan of reorganization. The press release stated that efforts to obtain the necessary financing and cooperation for implementing the February plan were not successful and that the Company would need to develop a plan for the orderly liquidation of its operations under the supervision of the Bankruptcy Court. The press release also stated that, although the Company could not predict the extent to which its assets would be sufficient to satisfy the claims of creditors, it currently expected that no assets would be available for distribution to the Company's shareholders.

The Company has now negotiated most of the provisions of a liquidation budget with its principal secured creditor and other parties in interest. Because that budget does not provide for the funding of compensation for the Company's current President or Senior Vice President and Chief Financial Officer, the Company has notified those officers that they will be terminated effective as of the close of business on March 9, 2001.

The Company expects to file a plan of liquidation with the Bankruptcy Court within the next 45 days. In view of the Company's lack of funds and the accounting personnel and the expected cessation of the Company's operations, the Company believes that it will not be able to complete the preparation of its audited financial statements for the fiscal year ended February 3, 2001. As a result, the Company believes it will be unable to meet its requirements to file an Annual Report on Form 10-K for the fiscal year ended February 3, 2001 which would be due on May 4, 2001. The Company also believes that its principal secured creditor, whose approval is required to implement the plan of liquidation, is not likely to approve the disbursement of funds necessary for the preparation of the Form 10-K or any subsequent periodic reports.

By an agreement with the United States Trustee for the Southern District of Indiana, the Company was authorized to file with the Bankruptcy Court internally created monthly profit and loss and cash flow statements to satisfy the reporting requirements of Bankruptcy Rule 2015(a)(5). The Company intends to provide financial information to shareholders and other interested parties by filing copies of the reports it submits to the Bankruptcy Court beginning with the reports filed as an exhibit to this report. The Company expects to continue to file such reports for the period specified in the plan of liquidation or such time as the Bankruptcy Court determines that the Company's liquidation is substantially complete at which time the Company will file a final 8-K reporting such event.

Item 7.  Financial Statements and Exhibits

     Financial Statements

         None

     Exhibits

     99.1   Press Release dated February 13, 2001
     99.2   Press Release dated March 5, 2001
     99.3   Unaudited Monthly Profit and Loss Statements and
            Cash Flow Statements for December 2000 and January
            2001 to be filed pursuant to Bankruptcy Rule
            2015(a)(5)

                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               PAUL HARRIS STORES, INC.

Dated:  March 9, 2001

                               By:         /s/ Richard R. Hettlinger
                                   Richard R. Hettlinger,
                                   Senior Vice President and
                                   Chief Financial Officer